UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2017

MICROBOT MEDICAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Derby Street, 27/1
Hingham, MA 02043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 938-5561

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 with respect to the indemnification agreement is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2017, the Board of Directors of Microbot Medical Inc. (the “Company”), appointed Martin J. Madden to fill a vacancy on the Board of Directors and to serve as a Class I director of the Company, whose term expires at the Company’s 2019 annual meeting of stockholders. Mr. Madden is independent under NASDAQ rules. Mr. Madden has not yet been appointed to any committees of the Board of Directors of the Company.

Mr. Madden, age 56, has held various positions at Johnson & Johnson and its affiliates from 1986 to January 2017, most recently as Vice President, Research & Development of DePuy Synthes, a Johnson & Johnson Company, from February 2016 to January 2017. Prior to that, from July 2015 to February 2016, Mr. Madden was the Vice President, New Product Development of Johnson & Johnson Medical Devices. From January 2012 to July 2015, Mr. Madden was the Vice President, Research & Development of Johnson & Johnson’s Global Surgery Group. Mr. Madden holds a MBA from Columbia University, a M.S. from Carnegie Mellon University in Mechanical Engineering, and a B.S. from the University of Dayton in Mechanical Engineering.

The Company believes that Mr. Madden is qualified to serve as a director due to his extensive experience in research and development, portfolio planning, technology assessment and assimilation, and project management and budgeting.

On February 6, 2017, the Company entered into an indemnification agreement (the “Agreement”) with Mr. Madden, pursuant to which the Company has agreed to indemnify and hold harmless Mr. Madden to the fullest extent permitted by the Delaware General Corporation Law. The Agreement generally covers expenses that Mr. Madden incurs or amounts that Mr. Madden becomes obligated to pay because of any proceeding to which he is made or threatened to be made a party or participant by reason of his service as a director of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Agreement also provides for the advancement of expenses to Mr. Madden subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify Mr. Madden with respect to proceedings that he initiates.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the form of Agreement, a copy of which is attached as Exhibit 10.4 to the Form 8-K of the Company filed with the Securities and Exchange Commission on November 29, 2016, and is incorporated herein by reference.

On February 7, 2017, the Company issued a press release announcing the appointment of Mr. Madden. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 7, 2017

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot Chairman, President, and Chief Executive Officer